Exhibit 10.6
Execution Copy
NEW CENTURY TRANSPORTATION, INC.

NOTE AND WARRANT PURCHASE AGREEMENT
November 19, 2009

NEW CENTURY TRANSPORTATION, INC.
NOTE AND WARRANT PURCHASE AGREEMENT
     This Note and Warrant Purchase Agreement (this “Agreement”) is made as of November 19, 2009 by and among New Century Transportation, Inc., a New Jersey corporation (the “Company”), and each of the purchasers listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).
RECITALS
     The Company has authorized and approved the issuance and sale of unsecured senior subordinated promissory notes in substantially the form attached to this Agreement as Exhibit B (the “Notes”), with an aggregate principal amount of Ten Million Dollars ($10,000,000), and warrants to purchase up to Twenty-One Thousand Fifty-Three (21,053) shares of common stock with par value of $.01 per share (“Common Stock”) of the Company in substantially the form attached to this Agreement as Exhibit C (the “Warrants”).
AGREEMENT
     In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:
     SECTION 1. Definitions.
     For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings (with, unless otherwise defined herein, terms defined in the singular having comparable meanings when used in the plural and vice versa):
     “GAAP” means United States generally accepted accounting principles.
     “IRS” means the United States Internal Revenue Service.
     “Majority in Interest” means, prior to the Closing, the Purchasers who have agreed to purchase more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes to be issued pursuant to this Agreement and, at and following the Closing, the holders of more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes issued pursuant to this Agreement.
     “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.
     “Securities” means, collectively, the Notes, Warrants and Warrant Shares.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     “Securities Holders Agreement” means that certain Securities Holders Agreement, dated as of June 23, 2006, by and among the Company, NCT Acquisition LLC and the individuals designated as Investors on the signature pages thereto, as the same may be amended, modified, supplemented or restated.
     “Senior Credit Agreement” means that certain Credit Agreement, dated as of August 14, 2006, as amended December 1, 2006, June 29, 2007, February 13, 2008 and November 19, 2009 and as further amended, restated, supplemented or otherwise modified from time to time, among the Company, each of the guarantors identified thereto as may from time to time become or have become a party thereto, the lenders that may from time to time become or have become a party thereto, PNC Bank, National Association and Sovereign Bank, as co-syndication agents, Churchill Financial Cayman Ltd and CIT Capital Securities, LLC, as co-documentation agents, and Wachovia Bank National Association, as administrative agent.
     “Subsidiary” means, as to any entity, a corporation, partnership, limited liability company or other entity of which shares of capital stock or other ownership interests having ordinary voting power (other than capital stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such entity.
     SECTION 2. Purchase and Sale of Notes.
          (a) Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser (i) a Note in the principal amount set forth opposite such Purchaser’s name on Exhibit A, and (ii) a Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser’s name on Exhibit A. The purchase price of each Note and the purchase price of each Warrant shall be the purchase prices set forth opposite the applicable Purchaser’s name on Exhibit A. The parties agree that the purchase price of each Warrant represents the fair market value of each Warrant, and that there will be no original issue discount associated with the Note as a result of the issuance of the Warrants. The parties further agree that all returns and reports and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise take a tax position inconsistent with) the foregoing unless required by the IRS or any other applicable taxing authority. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes and Warrants to each of the Purchasers are separate sales.

          (b) Closing; Delivery.
               (i) The purchase and sale of the Notes and Warrants shall take place at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, 19104-2808, at 3:30 p.m., Eastern Time, on November 19, 2009, or at such other time and place as the Company and the Majority in Interest mutually agree upon, orally or in writing (which time and place are designated as the “Closing”). In the event there is more than one closing of the purchase and sale of the Notes and Warrants, the term “Closing” shall apply to each such Closing.
               (ii) At the Closing, the Company shall deliver to each Purchaser the executed Note and the Warrant to be purchased by such Purchaser against (A) payment of the purchase price therefor by wire transfer to a bank account designated by the Company, (B) delivery of counterpart signature pages to this Agreement, the Note and the Warrant, and (C) delivery of a validly completed and executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax, which forms are attached to this Agreement as Exhibit D.
          (c) Additional Sales of the Notes and Warrants. The Company may (subject to approval of its Board of Directors) sell additional Notes and Warrants to such persons or entities as determined by the Company pursuant to Section 2.4 of the Securities Holders Agreement. All such sales shall be made on the terms and conditions set forth in this Agreement. For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Notes and Warrants shall be deemed to be a “Purchaser” for purposes of this Agreement, and any notes and warrants so acquired by such additional purchaser shall be deemed to be “Notes,” “Warrants” and “Securities” as applicable. Exhibit A shall be supplemented to reflect any such sales of additional Notes and Warrants.
     SECTION 3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to each Purchaser that as of the date hereof, and as of the date of the Closing:
          (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has all requisite power and authority to carry on its business as presently conducted and as currently proposed to be conducted. The Company and each of its Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify could be reasonably expected to have a material adverse effect on or result in a material liability to its business or properties.
          (b) Authorization. The Agreement, the Notes, the Warrants and the Warrant Shares have been duly authorized by the Board of Directors of the Company. The Agreement, the Notes and the Warrants, when executed and delivered by the Company at the Closing, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Warrant Shares, when issued in compliance with the provisions of the applicable Warrants, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Securities Holders Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.
          (c) Capitalization. The aggregate authorized capital stock of the Company consists solely of 90,860 shares of Common Stock, of which 57,375 are presently issued and outstanding, 7,096 are presently reserved for issuance upon exercise of issued and outstanding options therefor (“Options”) and 2,698 are presently reserved for issuance upon conversion of outstanding convertible subordinated promissory notes exchangeable for shares of Common Stock. All outstanding shares of Common Stock and Options are held beneficially and of record by the persons as set forth on Schedule 2(c) hereto. Such shares of Common Stock represent all of the issued and outstanding capital stock of the Company, and all of such shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon the Company, are free and clear of any restrictions on transfer and liens and were issued in compliance with any applicable federal and state securities or “blue-sky” laws and regulations. Except for the Options set forth on Schedule 2(c) and the Warrants contemplated hereby, there are no (i) outstanding securities convertible, exchangeable for or carrying the right to acquire equity securities of the Company, (ii) subscriptions, warrants, options, rights (including, without limitation, preemptive rights), stock appreciation rights phantom stock interests, or other arrangements or commitments obligating the Company to issue, dispose of, repurchase, redeem or otherwise acquire (or to issue, deliver or sell, or cause to be issued, delivered or sold) any of its equity securities or any ownership interests therein (except preemptive rights pursuant to the Securities Holders Agreement that have been validly waived prior to the date hereof) or (iii) voting trusts or other agreements to which the Company is bound with respect to the voting, transfer or other disposition of its shares of capital stock (except as set forth in the Securities Holder Agreement).
          (d) Compliance with Other Instruments. The Company is not in violation or default of (i) any provisions of its certificate of incorporation or bylaws, (ii) any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (iii) any provision of federal or state statute, rule or regulation applicable to the Company, which in the case of (ii) or (iii) could reasonably be expected to have a material adverse effect on or result in a material liability to the Company. The execution, delivery and performance of this Agreement, the Notes and the Warrants, and the consummation of the transactions contemplated hereby or thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under (i) any provisions of the Company’s certificate of incorporation or bylaws, (ii) any such instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, or (iii) any provision of federal or state statute, rule or regulation applicable to the Company.

          (e) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to any applicable state securities laws.
          (f) Financial Statements. The books of account and related records of the Company and each of its Subsidiaries fairly reflect in reasonable detail in all material respects their financial condition, assets, liabilities, results of operations and transactions in accordance with GAAP applied on a consistent basis. The audited consolidated balance sheets of the Company as of December 31, 2008 and December 31, 2007, the related consolidated statements of income and cash flows for the years ended December 31, 2008 and December 31, 2007 (collectively, the “Audited Financial Statements”), the unaudited consolidated balance sheet of the Company for the nine-month period ended September 30, 2009 (the “Balance Sheet”) and the related consolidated statements of income and cash flows for the nine-month period ended September 30, 2009 (the “Unaudited Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”) (i) are correct and complete in all material respects, (ii) were prepared in accordance with GAAP (except as otherwise noted therein or, in the case of unaudited statements, except for the absence of footnotes) and (iii) present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries taken as a whole, as of such dates and for the periods then ended, in accordance with GAAP consistently applied throughout such periods. The Financial Statements have been compiled from and are in accordance with the books and records of the Company and each of its Subsidiaries, and neither the Company nor any of its Subsidiaries keeps a separate set of such books or records for any purpose.
          (g) No Undisclosed Liabilities. The Company does not have any material liability or obligation of any nature, whether due or to become due, direct or indirect, absolute, contingent or otherwise, except (i) to the extent reflected as a liability on the Balance Sheet, and (ii) liabilities incurred in the ordinary course of business after September 30, 2009 and not materially different in nature or in an amount materially inconsistent with those set forth on the Balance Sheet.
          (h) Litigation. No litigation, investigation, criminal prosecution, imposition of criminal or civil fines and penalties, or proceedings of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (i) with respect to this Agreement, the Notes, the Warrants or any of the transactions contemplated hereby, or (ii) which could reasonably be expected to have a material adverse effect on or result in a material liability to the Company.
          (i) Offering. Based in part upon the representations made by the Purchasers in Section 4 of this Agreement, the offer, and the sale and issuance, of the Notes and the Warrants and the Warrant Shares constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act.

          (j) Use of Proceeds. The Company shall use all proceeds from the sale of the Notes hereunder to pay on the date of the Closing (i) obligations under the outstanding Term Loans (as defined in the Senior Credit Agreement)) under the Senior Credit Agreement, and (ii) fees and expenses in connection with the transactions contemplated hereby (including, without limitation, entry into an amendment to the Senior Credit Agreement).
     SECTION 4. Representations, Warranties and Covenants of the Purchasers. Each Purchaser hereby represents and warrants and covenants, severally and not jointly, to the Company that as of the date hereof, and as of the date of the Closing:
          (a) Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief or other equitable remedies.
          (b) Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which, by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms that the Securities to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and that such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the Securities Act. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. If such Purchaser is a corporation, partnership or other entity, such Purchaser has not been formed for the specific purpose of acquiring any of the Securities.
          (c) Restricted Securities. Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.
          (d) Legends. Such Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:
               (i) With respect to each of the Notes, the Warrants and the Warrant Shares, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”
               (ii) With respect to each of the Notes, the following:
“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: NEW CENTURY TRANSPORTATION, INC., 45 EAST PARK DRIVE, WESTAMPTON, NEW JERSEY 08060, ATTENTION: HENRY J. MUHLSCHLEGEL AND BRIAN FITZPATRICK.”
               (iii) With respect to each of the Warrants and the Warrant Shares, the following:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES HOLDERS AGREEMENT DATED AS OF JUNE 23, 2006 AMONG THE COMPANY, NCT ACQUISITION LLC AND CERTAIN INVESTORS NAMED THEREIN. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY.”
               (iv) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.
          (e) Accredited Investor. Such Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
          (f) Securities Holders Agreement. Each Purchaser agrees and acknowledges that it shall continue to be bound by the Securities Holders Agreement with respect to the Warrants and Warrant Shares.
          (g) Limitations on Actions. Such Purchaser hereby agrees that, notwithstanding anything to the contrary contained herein, unless the Majority In Interest agrees in writing, no Purchaser shall take any action against the Company, including without limitation, taking any action to declare an Event of Default (as defined in the Notes), Event of Non-Compliance (as defined in the Warrants) or otherwise find the Company in default under the terms of the Notes or the Warrants or to cause the acceleration of the repayment of any amounts due under the Notes or otherwise.
     SECTION 5. Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Majority in Interest:
          (a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects (except such representations and warranties as are qualified by reference to materiality, which representations and warranties shall be true and correct in all respects) on the date hereof and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
          (b) Covenants. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the date of the Closing.
          (c) Closing Certificate. The Purchasers shall have been furnished with a certificate executed by the Company, dated the date of the Closing, certifying that the conditions set forth in Sections 5(a) and 5(b) have been fulfilled.
          (d) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other person that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.
          (e) Waivers of Preemptive Rights. The right to participate in the purchase of the Notes and the Warrants pursuant to Section 2.4 of the Securities Holders Agreement shall have been properly waived with respect to the Securities contemplated to be issued hereunder.
          (f) Amendment to Senior Credit Agreement. The Company shall have entered, or shall simultaneously with the Closing enter, into an amendment to the Senior Credit Agreement in a form satisfactory to the Majority in Interest.
          (g) Amendment to Certificate of Incorporation. The Company shall have filed a Certificate of Amendment to the Certificate of Incorporation of the Company, in substantially the form attached hereto as Exhibit E, with the Department of Treasury of the State of New Jersey on or prior to the date of the Closing, which shall continue to be in full force and effect as of the date of the Closing.
          (h) Confirmations regarding Non-Qualified Stock Option Award Agreements. The Company shall have obtained a confirmation, in substantially the form attached hereto as Exhibit F, from each of James Molinari, Jerry Shields and Brian Fitzpatrick in respect of those certain Non-Qualified Stock Option Award Agreements under the New Century Transportation, Inc. Amended and Restated Equity Incentive Plan entered into by such individuals.

     SECTION 6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by each party affected thereby:
          (a) Representations and Warranties. The representations and warranties of each Purchaser contained in Section 4 shall be true and correct in all material respects (except such representations and warranties as are qualified by reference to materiality, which representations and warranties shall be true and correct in all respects) on the date hereof and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
          (b) Covenants. Each Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the date of the Closing.
          (c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other person that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.
          (d) Delivery of Form W-8 BEN or Form W-9. Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax.
     SECTION 7. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties including transferees of any Securities. Neither this Agreement nor any term or provision hereof may be assigned to another party without the prior written consent of the other parties hereto; provided, however, that the rights of any Purchaser to purchase the Notes and the Warrants shall be assignable to fund entities affiliated with such Purchaser without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     SECTION 8. Governing Law.
          (a) This Agreement is to be construed and enforced in accordance with and governed by the laws of the State of New York and without regard to the principles of conflicts of law of such state.
          (b) THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES

THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. THE COMPANY AND EACH PURCHASER EACH HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.
          (c) THE COMPANY AND EACH PURCHASER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OF OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY (I) CERTIFIES THAT NO PURCHASER OR ATTORNEY OR OTHER REPRESENTATIVE OF THE PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE PURCHASER HAS BEEN INDUCED TO PURCHASE THE SECURITIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
          (d) FINAL JUDGMENT AGAINST THE COMPANY OR ANY PURCHASER, IN ANY ACTION, SUIT OR PROCEEDING HEREUNDER SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (I) BY SUIT, ACTION OR PROCEEDING ON THE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY LIABILITY OF THE COMPANY OR ANY PURCHASER THEREIN DESCRIBED OR (II) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE COMPANY OR ANY PURCHASER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDING, TO ENFORCE A FINAL JUDGMENT AGAINST ANY PURCHASER OR ANY OF ITS PROPERTIES OR THE COMPANY OR ANY OF ITS PROPERTIES, AS THE CASE MAY BE, IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE COMPANY OR ITS PROPERTIES MAY BE FOUND.
     SECTION 9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     SECTION 10. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     SECTION 11. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be addressed to the party to be notified at such party’s address as set forth on the signature pages hereto, or as subsequently modified by written notice, and if to the Company, to:

New Century Transportation, Inc.
45 East Park Drive
Westampton, New Jersey 08060
Attention: Henry J. Muhlschlegel and Brian Fitzpatrick
Facsimile: (609) 265-1461
with copies (which shall not constitute notice) to:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104-2808
Attention: Carmen J. Romano
Facsimile: (215) 994-2222
     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.
     SECTION 12. Finder’s Fee. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
     SECTION 13. Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Majority in Interest; provided, however, that the second sentence of Section 2(a) (excluding Exhibit A) and Sections 13 may not be amended or waived without the written consent of each party hereto; provided, further, that the amounts set forth opposite a party’s name on Exhibit A may not be amended or waived without the written consent of such party. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.
     SECTION 14. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Notes, the Warrants or any other document or instrument delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.
     SECTION 15. Costs and Expenses. The Company hereby agrees to pay on demand all reasonable out-of-pocket costs, fees, expenses, disbursements and other charges (including but not limited to the fees, expenses, disbursements and other charges of counsel to each Purchaser) of each Purchaser arising in connection with the transactions contemplated hereby.
     SECTION 16. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
     SECTION 17. Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and, together with the Notes and the Warrants, is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Notes or the Warrants. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     SECTION 18. Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities. The respective obligations of the Purchasers pursuant to this Agreement are several and not joint in nature.
     SECTION 19. Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to the Notes or the Warrants.
     SECTION 20. Publicity. No party shall originate any publicity, news release, or other announcement, written or oral (a “Release”), relating to this Agreement, or to performance thereunder or the existence of an arrangement between the parties hereto without the prior written approval of each party hereto, other than (i) the disclosure of this Agreement and the transactions contemplated hereby to potential investors of the Company or (ii) where such Release is required by applicable law, provided that in the event of a Release pursuant to subsection (ii) above, the party intending to issue the Release shall consult with the other party or parties with respect to such Release and such other party or parties shall be provided with a copy of the Release.
[Signature Pages Follow]

     The parties have executed this and Note and Warrant Purchase Agreement as of the date first written above.

COMPANY: NEW CENTURY TRANSPORTATION, INC.
By:	/s/ Brian J. Fitzpatrick
	Name:	Brian J. Fitzpatrick
	Title:	Executive Vice President, Secretary and Chief Financial Officer

Address:	45 East Park Drive
Westhampton, New Jersey 08060 Attn: Harry J. Muhlschlegel

Facsimile Number: (609) 265-1461

SIGNATURE PAGE TO NOTE AND WARRANT
PURCHASE AGREEMENT
NEW CENTURY TRANSPORTATION, INC.

     The parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

PURCHASERS: JEFFERIES CAPITAL PARTNERS IV L.P.
By:	JCP IV LLC, its General Partner

By:	Jefferies Capital Partners IV LLC,
its Managing Member

By:	/s/ Brian P. Friedman
	Name:	Brian P. Friedman
	Title:	Managing Member

Address:	c/o Jefferies Capital Partners
520 Madison Avenue, 12th Floor New York, New York 10022 Attn: Brian P. Friedman and Seth E. Wilson

Facsimile Number: (212) 284-1717

JEFFERIES EMPLOYEE PARTNERS IV LLC
By:	JCP IV LLC, its Managing Member

By:	Jefferies Capital Partners IV LLC,
its Managing Member

By:	/s/ Brian P. Friedman
	Name:	Brian P. Friedman
	Title:	Managing Member

Address:	c/o Jefferies Capital Partners
520 Madison Avenue, 12th Floor New York, New York 10022 Attn: Brian P. Friedman and Seth E. Wilson

Facsimile Number: (212) 284-1717

SIGNATURE PAGE TO NOTE AND WARRANT
PURCHASE AGREEMENT
NEW CENTURY TRANSPORTATION, INC.

JCP PARTNERS IV LLC
By:	JCP IV LLC, its Managing Member

By:	Jefferies Capital Partners IV LLC,
its Managing Member

By:	/s/ Brian P. Friedman
	Name:	Brian P. Friedman
	Title:	Managing Member

Address:	c/o Jefferies Capital Partners
520 Madison Avenue, 12th Floor New York, New York 10022 Attn: Brian P. Friedman and Seth E. Wilson

Facsimile Number: (212) 284-1717

SIGNATURE PAGE TO NOTE AND WARRANT
PURCHASE AGREEMENT
NEW CENTURY TRANSPORTATION, INC.

EXHIBIT A
SCHEDULE OF PURCHASERS

			Warrant Shares
	Original		Issuable upon
	Principal	Purchase Price	Exercise of	Purchase Price	Total Purchase
Name/Address of Purchaser:	Amount of Note:	of Note:	Warrant:	of Warrant:	Price:
Jefferies Capital Partners IV L.P.	$8,682,500.00	$8,356,889.75	18,279	$325,610.25	$8,682,500.00
Jefferies Employee Partners IV LLC	$1,000,000.00	$962,498.10	2,105	$37,501.90	$1,000,000.00
JCP Partners IV LLC	$317,500.00	$305,593.15	668	$11,906.85	$317,500.00

TOTAL:	$10,000,000.00	$9,624,981.00	21,053	$375,019.00	$10,000,000.00

EXHIBIT B
FORM OF SENIOR SUBORDINATED PROMISSORY NOTE
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: NEW CENTURY TRANSPORTATION, INC., 45 EAST PARK DRIVE, WESTAMPTON, NEW JERSEY 08060, ATTENTION: HENRY J. MUHLSCHLEGEL AND BRIAN FITZPATRICK.
NEW CENTURY TRANSPORTATION, INC.
SENIOR SUBORDINATED PROMISSORY NOTE
$[          ]
Date of Issuance: November 19, 2009
     FOR VALUE RECEIVED, the undersigned, NEW CENTURY TRANSPORTATION, INC., a New Jersey corporation (the “Payor” or the “Company”), promises to pay to the order of [           ] or its registered transferrees or assigns (the “Payee”), the principal sum of [           ] ($[          ]) and interest on the outstanding principal balance as set forth herein. Capitalized terms used herein shall have the meaning ascribed to such terms in Section 6 hereof unless otherwise defined herein.
SECTION 1 Interest Rate; Payment; Series of Notes; Seniority.
     (a) The outstanding principal balance of this Senior Subordinated Promissory Note (this “Note”) shall bear interest at an annual rate equal to 7.50% per annum, compounded annually. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 19, 2009 to but excluding the date on which interest is paid. Interest shall be paid in arrears on each December 15, commencing December 15, 2010; provided that payment of the interest relating to any annual period concluding prior to the payment in full of any and all Bank Indebtedness shall be delayed until the Repayment Date (as defined below), and such interest shall accrue and compound on each yearly anniversary of the date of this Note at an annual rate equal to 7.50% per annum.
     (b) The outstanding balance of any amount owed under this Note which is not paid when due or following the occurrence and during the continuance of any Event of Default (as defined below) shall bear interest at the rate of 2.0% per annum (the “Default Interest”) above the rate that would otherwise be in effect under this Note with the Default Interest accruing, from and including such due date, on a cumulative, compounding basis.
     (c) All payments hereunder, whether for principal, interest or otherwise, shall be made in lawful money of the United State of America by wire or bank transfer of immediately available funds to an account designated by the Payee in writing from time to time.
     (d) This Note is one of a duly authorized issue of Senior Subordinated Promissory Notes of the Company and was purchased by the original Payee of this Note pursuant to the Note and Warrant Purchase Agreement.
     (e) This Note constitutes Senior Debt as such term is used and defined in each of (i) that certain 9% Subordinated Note, dated December 1, 2006, issued by the Company in favor of Marc L. Haney, (ii) that certain 9% Subordinated Note, dated December 1, 2006, issued by the Company in favor of Paul A. Haney, (iii) that certain 9% Subordinated Note, dated December 1, 2006, issued by the Company in favor of Leonard A. Haney, (iv) that certain 7% Convertible Subordinated Note, dated June 29, 2007, issued by the Company in favor of Patricia Montgomery, (v) that certain 7% Convertible Subordinated Note, dated June 29, 2007, issued by the Company in favor of Joseph Montgomery, (vi) that certain 7% Convertible Subordinated Note, dated June 29, 2007, issued by the Company in favor of Margaret M. Zanger, and (vii) that certain 7% Convertible Subordinated Note, dated June 29, 2007, issued by the Company in favor of Charles A. Zanger.
SECTION 2 Maturity; Repayment.
     (a) Maturity. The outstanding principal of this Note and all accrued and unpaid interest hereunder shall be paid in full on June 30, 2014 (the “Maturity Date”), unless repaid earlier pursuant to the provisions of Section 2(b) (the date of any payment pursuant to Section 2(b) and the Maturity Date, each referred to as a “Repayment Date”).
     (b) Mandatory Prepayment of the Note.
          (i) Subject to Section 5, unless the holders of a Majority in Interest shall otherwise agree in writing, upon an Initial Public Offering of the Company or a Change of Control of the Company, the Company shall, immediately upon the completion of such Initial Public Offering or Change of Control, as the case may be, pay to the holder of this Note an amount equal to the outstanding principal of and accrued and unpaid interest on this Note.
          (ii) Any mandatory repayment under this Section 2(b) shall include payment of reasonable costs and expenses, if any, of the Payee associated with such repayment.

SECTION 3 Covenants of the Company. Unless the holders of at least a Majority in Interest shall otherwise agree in writing:
     (a) Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and corporate franchise of the Company. The Company will qualify, and cause each of its Subsidiaries to qualify, in any state where the failure to do so would have a material adverse effect on the Company and its Subsidiaries taken as a whole.
     (b) Compliance With Laws. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all material applicable statutes, regulations, orders and restrictions of the United States, any state, municipality or other governmental division thereof, and agencies and instrumentalities of the foregoing, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards and controls), except such as are being contested in good faith.
     (c) Limitation on Restricted Payments. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except as expressly permitted under the Senior Credit Agreement as in effect on the date hereof.
     (d) Transactions With Affiliates. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate except upon fair and reasonable terms which are at least as favorable to the Company as would be obtained in a comparable arm’s-length transaction with a non-Affiliate.
     (e) Expenses of Holders. The Company shall pay to the Payee on demand all actual and invoiced reasonable out-of-pocket costs and expenses (including the actual and invoiced reasonable costs and expenses of counsel to the Payee) of the Payee incurred by it in connection with (i) the collection and enforcement of this Note, (ii) any consent or waiver granted or requested hereunder or in connection herewith and (iii) any renegotiation, amendment, work-out or settlement of this Note or the Indebtedness arising hereunder.
     (f) Notice of Defaults. In the event that any Indebtedness (in an amount which exceeds Two Million Five Hundred Thousand Dollars ($2,500,000), whether under a single agreement or in the aggregate) of the Company or any of its Subsidiaries, has been or could be declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, shall constitute any such default) under such Indebtedness (including, without limitation, any Event of Default under this Note), the Company, within ten (10) days after it becomes aware thereof, shall give written notice thereof to the Payee, specifying such default and what action the Company is taking or proposes to take with respect thereto.
     (g) Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Payee but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4 Events of Default; Suits for Enforcement.
     (a) An “Event of Default” shall occur if:
          (i) the Payor shall default in the payment of the principal of or interest payable on this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default with respect to the payment of interest shall continue unremedied for five (5) days;
          (ii) the Payor shall fail to observe or perform any covenant or agreement contained in this Note or in any certificate, writing or other document delivered pursuant hereto (including, without limitation, the Warrants and the Note and Warrant Purchase Agreement), and such failure shall continue for thirty (30) days after Payor receives notice of such failure;
          (iii) any representation, warranty, certification or statement made by or on behalf of the Payor in this Note or in any certificate, writing or other document delivered pursuant hereto (including, without limitation, the Warrants and the Note and Warrant Purchase Agreement) shall prove to have been incorrect in any material respect when made;
          (iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Payor or of a substantial part of Payor’s respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law (any such law, a “Bankruptcy Law”), (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Payor, or (C) the winding up or liquidation of the Payor, and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or
          (v) the Payor shall (A) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (B) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (iv) of this Section 4(a), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Payor, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing.
     (b) Subject to Section 5, if an Event of Default (other than an Event of Default specified in Sections 4(a)(iv) or 4(a)(v)) occurs and is continuing, the holders of at least a Majority in Interest, by written notice to the Company, may declare all unpaid principal of, and accrued interest on, all of the Notes to be immediately due and payable. If an Event of Default specified in Sections 4(a)(iv) or 4(a)(v) occurs, all principal of, and interest on, the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any holder. The holders of at least a Majority in Interest, by written notice to the Company, may rescind an acceleration and its consequences if (i) all existing Events of Default, other than nonpayment of principal of, or interest on, the Notes which have become due solely because of the acceleration, have been cured or waived, and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     (c) Subject to Section 4(d)and Section 5, upon the occurrence of any one or more Events of Default, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right it may have as holder of this Note.
     (d) The holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the holders of the Notes or exercising any trust or power conferred on them. The holder of this Note may not pursue a remedy with respect to this Note unless the holders of at least a Majority in Interest consent to the pursuit of the remedy. A holder may not use the provision hereof to prejudice the rights of another holder or to obtain a preference or priority over another holder.
     (e) In case of any Event of Default, the Payor will pay to the holder of this Note such amounts as shall be sufficient to cover the reasonable costs and expenses of such holders due to such Event of Default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the holder prevails.
     (f) A delay or omission by the holder of this Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.
     (g) Subject to Sections 4(b) and 4(c), the holders of a Majority in Interest by notice to the Company may waive an existing Event of Default and its consequences, except an Event of Default under Sections 4(a)(iv) or 4(a)(v). Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Notes, including this Note, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 5 Subordination.
     (a) The Indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash or securities acceptable to holders of the Senior Indebtedness of all of the Company’s Senior Indebtedness. “Senior Indebtedness” shall mean (i) the Bank Indebtedness and (ii) Indebtedness of the Company, the guarantors under the Senior Credit Agreement or any of their respective Subsidiaries incurred to provide all or a portion of the purchase price or cost of construction of an asset to the extent expressly permitted under the Senior Credit Agreement.
     (b) Upon any receivership, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company or in the event this Note shall be declared due and payable before its stated maturity, (i) no amount shall be paid by the Company, whether in cash or property in respect of this Note or the Note and Warrant Purchase Agreement, unless and until the full amount of any Senior Indebtedness then outstanding shall be paid in full in cash or securities acceptable to holders of the Senior Indebtedness, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except (x) as requested by the Bank Agent or (y) subject to the payment in full in cash or securities acceptable to holders of the Senior Indebtedness of all Senior Indebtedness then outstanding.
     (c) Until the Bank Indebtedness is paid in full in cash or securities acceptable to holders of the Senior Indebtedness, (i) no liens or security interests shall be taken to secure the obligations under this Note or the Note and Warrant Purchase Agreement and any liens taken in violation of this provision shall be subject to release by the Bank Agent in its sole discretion, without notice, and the Bank Agent is appointed as the holder’s attorney-in-fact to effectuate such release, and (ii) no payment shall be made in respect of this Note or the Note and Warrant Purchase Agreement.
     (d) Upon the payment in full in cash or securities acceptable to holders of the Senior Indebtedness of all Senior Indebtedness, the holder of this Note shall be subrogated to all rights of the holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until this Note shall have been paid in full, and such payments or distributions received by the holder of this Note by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holder of this Note, on the other hand, be deemed to be a payment by the Company on account of the Senior Indebtedness and not on account of this Note.
     (e) Until (i) the Bank Indebtedness is paid in full in cash or securities acceptable to holders of the Bank Indebtedness or (ii) the occurrence or commencement of any Event of Default under Sections 4(a)(iv) or 4(a)(v), provided that such Event of Default was not instigated, prosecuted or initiated by or with the participation and cooperation of the holder of this Note, the holder of this Note shall not, without the prior written consent of the Bank Agent, take any Enforcement Action with respect to this Note, and, upon the occurrence of an event contemplated by the foregoing clause (ii), the holder of this Note shall not, without the prior written consent of the Bank Agent, vote to accept a plan of liquidation, reorganization, arrangement, composition or extension that conflicts with this Section 5. Notwithstanding the foregoing, nothing in this Note shall limit the rights of the holder of this Note to initiate any suit or other action solely to prevent the running of any applicable statute of limitations or other similar restriction on claims. Any proceeds of any Enforcement Action obtained by the holder of this Note or payments received in violation of this Section 5 shall in any event be held in trust by it for the benefit of the Bank Agent and promptly paid or delivered to the Bank Agent in the form received until all Bank Indebtedness is paid in full. The Bank Agent may interpose the terms of this Agreement to enjoin or obtain dismissal of any Enforcement Actions initiated in violation of this Section 5(e).
     (f) The failure to make a payment on account of principal of or interest on this Note by reason of any provision of this Section 5 shall not be construed as preventing the occurrence of an Event of Default under Section 4. This Section 5 defines the relative rights of the holder of this Note and the holders of Senior Indebtedness. Nothing in this Section 5 shall (i) impair, as between the Company and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms; (ii) effect the relative rights of the holder of this Note and creditors of the Company other than holders of Senior Indebtedness; or (iii) prevent the holder of this Note from exercising its available remedies upon an Event of Default, subject to the rights, if any, under this Section 5 of holders of Senior Indebtedness.
     (g) Upon any distribution of assets of the Company referred to in Section 5(b), the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such receivership, assignment for the benefit of creditors, bankruptcy or reorganization proceedings are pending or a certificate of the receiver, trustee, custodian, agent or other Person making any distribution to the holder of this Note for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company.
     (h) No rights of the holders of Senior Indebtedness to enforce the subordination provisions contained in this Note shall at any time be prejudiced or impaired by any act or failure to act on the part of the Company or by an act of non-compliance by the Company with the terms of this Note. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the documents evidencing the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Notes.
     (i) The holders of Bank Indebtedness have agreed to an amendment of the Senior Credit Agreement in reliance on this Section 5 and are entitled to the benefits of the provisions thereof. The holder of this Note acknowledges and agrees that each holder of the Senior Indebtedness and any representative of the holders of the Senior Indebtedness (including, without limitation, the Bank Agent) are, and the Company, any guarantors of the Senior Indebtedness, their Subsidiaries and the holder of this Note hereby name such parties as, third party beneficiaries of the covenants and agreements of the Company and the holder of this Note set forth in this Section 5. Accordingly, any holder of Senior Indebtedness (or any representative thereof) shall be entitled to enforce any provisions of this Section 5 against the Company, any guarantors of the Senior Indebtedness and their Subsidiaries and the holder of this Note.
SECTION 6 Certain Definitions. For purposes of this Note, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings (with, unless otherwise defined herein, terms defined in the singular having comparable meanings when used in the plural and vice versa):
     (a) “Additional Notes” means those other (and not including this Note) Senior Subordinated Promissory Notes issued under the Note and Warrant Purchase Agreement.
     (b) “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or in under common control with, such Person.
     (c) “Bank Agent” means Wachovia Bank National Association, as administrative agent for the banks under the Senior Credit Agreement, and any successors in such capacity.
     (d) “Bank Indebtedness” means all obligations, liabilities and indebtedness of every nature of each Credit Party from time to time owed to the Bank Agent or any lender under the Senior Credit Agreement, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest accruing thereon (including, without limitation, interest accruing after the commencement of any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person (a “Proceeding”), without regard to whether or not such interest is an allowed claim) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding. Bank Indebtedness shall be considered to be outstanding whenever any loan commitment under the Senior Credit Agreement is outstanding.
     (e) “Change of Control” means at any time the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than NCT Acquisition LLC or any of its Affiliates is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the then outstanding capital stock issued by the Company the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even though the right so to vote may be or has been suspended by the happening of such contingency, or (ii) the replacement of a majority of the Board of Directors of the Company over a two (2) year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     (f) “Common Stock” means common stock with par value of $.01 per share of the Company.
     (g) “Credit Party” means the Company and any other guarantor of all or any portion of the Bank Indebtedness.
     (h) “Enforcement Action” means (i) to take from or for the account of any Credit Party or any other Person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to this Note, (ii) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party or any other Person to (A) enforce payment of or to collect the whole or any part of this Note or (B) commence judicial enforcement of any of the rights and remedies under this Note or applicable law with respect to this Note, (iii) to accelerate this Note, or (iv) to cause any Credit Party to honor any mandatory prepayment obligation under this Note.
     (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.
     (j) “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations (including, without limitation, earn out obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, encumbrance or other security interest on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such Person (other than in the ordinary course of business in negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, (viii) the principal portion of all obligations of such Person under any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with United States generally accepted accounting principles, (ix) all obligations of such Person under agreements entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, (x) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred capital stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration prior to the Maturity Date, (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon (but not including operating leases that are true leases and not financial products, which are entered into by a Person in the ordinary course of business), and (xiii) all Indebtedness of the type described in clauses (i) through (x) of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.
     (k) “Initial Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock (or, if the Company is reorganized or recapitalized for the purposes of such offering, of such substantially equivalent series of capital stock of the Company (or a holding company thereof)) for the account of the Company to the public.
     (l) “Majority in Interest” means a majority of the aggregate outstanding principal amount of the Notes issued pursuant to the Note and Warrant Purchase Agreement.
     (m) “Note and Warrant Purchase Agreement” means that certain Note and Warrant Purchase Agreement, dated as of November 19, 2009, by and among the Payor and each of the investors listed on Exhibit A thereto, as the same may be amended, modified, supplemented or restated.
     (n) “Notes” means, collectively, this Note and the Additional Notes.
     (o) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature and includes any successor (by merger or otherwise) of such entity.
     (p) “Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of capital stock (or equivalent interests) of the Company, any of the guarantors under the Senior Credit Agreement or any of their respective Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of capital stock (or equivalent interests) of the Company, any of the guarantors under the Senior Credit Agreement or any of their respective Subsidiaries, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares (or equivalent) of any class of capital stock (or equivalent interests) of the Company, any of the guarantors under the Senior Credit Agreement or any of their respective Subsidiaries, now or hereafter outstanding, (iv) any payment with respect to earn out obligations, (v) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Indebtedness (except for the Notes) of the Company, any of the guarantors under the Senior Credit Agreement or any of their respective Subsidiaries which by its terms is specifically subordinated in right of payment to the prior payment of the obligations under the Senior Credit Agreement and (vi) the payment by the Company or any of the guarantors under the Senior Credit Agreement or any of their respective Subsidiaries of any management, advisory or consulting fee to any Person or the payment of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner, or executive officer of any such Person, to the extent such extraordinary salary, bonus, or other form of compensation is not included in the corporate overhead of the Company or such guarantors or Subsidiary.
     (q) “Senior Credit Agreement” means that certain Credit Agreement, dated as of August 14, 2006, as amended December 1, 2006, June 29, 2007, February 13, 2008 and November 19, 2009 and as further amended, restated, supplemented or otherwise modified from time to time, among the Company, each of the guarantors identified thereto as may from time to time become or have become a party thereto, the lenders that may from time to time become or have become a party thereto, PNC Bank, National Association and Sovereign Bank, as co-syndication agents, Churchill Financial Cayman Ltd and CIT Capital Securities, LLC, as co-documentation agents, and Wachovia Bank National Association, as administrative agent.
     (r) “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of capital stock or other ownership interests having ordinary voting power (other than capital stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
     (s) “Warrants” means those warrants to purchase Common Stock issued under the Note and Warrant Purchase Agreement.

     Section 7 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in accordance with the provisions of the Note and Warrant Purchase Agreement.
     Section 8 Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Payee.
     Section 9 Amendment and Waiver. The Company may amend or supplement the Notes, including this Note, with the written consent of the holders of at least a Majority in Interest; provided that Section 5 may not be amended without the consent of the Required Lenders (as defined in the Senior Credit Agreement). After an amendment or supplement under this Section 9 or any waiver in accordance with the Notes, including this Note, becomes effective, the Company shall mail to the holders of the Notes, including this Note, affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity thereof. After an amendment or waiver becomes effective it shall bind every holder of Notes. The Company may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue new Notes that reflect the amendment or waiver.
     Section 10 Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 11 Governing Law; Jurisdiction; Jury Trial Waiver; Etc..
     (a) This Note is to be construed and enforced in accordance with and governed by the laws of the State of New York and without regard to the principles of conflicts of law of such state.
     (b) THE COMPANY AND THE PAYEE HEREBY IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. THE COMPANY AND THE PAYEE EACH HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.
     (c) THE COMPANY AND THE PAYEE EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF

ANY DISPUTE IN CONNECTION WITH THIS NOTE, ANY RIGHTS OF OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY (I) CERTIFIES THAT NO PAYEE OR ATTORNEY OR OTHER REPRESENTATIVE OF THE PAYEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PAYEE WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE PAYEE HAS BEEN INDUCED TO PURCHASE THIS NOTE BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
     (d) FINAL JUDGMENT AGAINST THE COMPANY OR ANY PAYEE, IN ANY ACTION, SUIT OR PROCEEDING HEREUNDER SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (I) BY SUIT, ACTION OR PROCEEDING ON THE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY LIABILITY OF THE COMPANY OR ANY PAYEE THEREIN DESCRIBED OR (II) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE COMPANY OR ANY PAYEE MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDING, TO ENFORCE A FINAL JUDGMENT AGAINST ANY PAYEE OR ANY OF ITS PROPERTIES OR THE COMPANY OR ANY OF ITS PROPERTIES, AS THE CASE MAY BE, IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE COMPANY OR ITS PROPERTIES MAY BE FOUND.
     Section 12 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
     Section 13 Entire Agreement. This Note is intended by the parties hereto as a final expression of their agreement and, together with the Note and Warrant Purchase Agreement and the applicable Warrant, is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Note and Warrant Purchase Agreement or the applicable Warrant. This Note supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 14 Further Assurances. The Payor shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Note.
     Section 15 Delays, Omissions and Indulgences. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Payee upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Payee’s part of any breach or default under this Note, or any waiver on the Payee’s part of any provisions or conditions of this Note must be in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Payee, shall be cumulative and not alternative.
SECTION 16 Rights of Transferees. The rights granted to the Payee hereunder shall pass to and inure to the benefit of all subsequent transferees of this Note until extinguished pursuant to the terms hereof.
SECTION 17 Rules of Construction. Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Note. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. The Company and the Payee each acknowledge that they have been represented by counsel in connection with this Note. The Company and the Payee have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises under any provision of this Note, this Note shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.

     IN WITNESS WHEREOF, the Payor has executed and delivered this Senior Subordinated Promissory Note on the date first above written.

NEW CENTURY TRANSPORTATION, INC.
By:
Name:
Title:

Agreed to and accepted as of the date first written above: [ ]
By:
Name:
Title:

EXHIBIT C
FORM OF WARRANT
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES HOLDERS AGREEMENT DATED AS OF JUNE 23, 2006 AMONG THE COMPANY, NCT ACQUISITION LLC AND CERTAIN INVESTORS NAMED THEREIN. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY.
NEW CENTURY TRANSPORTATION, INC.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
Date of Issuance: November 19, 2009
     THIS IS TO CERTIFY that [                 ] and its permitted transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from NEW CENTURY TRANSPORTATION, INC., a New Jersey corporation (the “Company”), at the price of FOUR HUNDRED SEVENTY FIVE DOLLARS ($475.00) per share, as such price may be adjusted as provided herein (the “Exercise Price”), at any time after the date hereof and expiring on November 19, 2019 (the “Expiration Date”), [                 ] ([                 ]) fully paid and nonassessable shares of Common Stock (as defined in Section 11 hereof) of the Company (“Common Shares”), as such number may be adjusted as provided herein. The aggregate number of Common Shares which may be purchased pursuant to this Warrant (this “Warrant”) is referred to herein as the “Aggregate Number.” The Exercise Price and the Aggregate Number are subject to adjustment for any of the circumstances described in Section 6. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 11 hereof unless otherwise defined herein. This Warrant does not entitle any Holder hereof to any rights of a shareholder of the Company, except as may otherwise be provided.

     SECTION 1. The Warrant; Transfer and Exchange; Series of Warrants.
     (a) The Warrant. This Warrant and the rights and privileges of the Holder and the Company hereunder may be exercised by the Holder in whole or in part as provided herein and may be transferred by the Holder pursuant to the rights and restrictions contained in the Securities Holders Agreement.
     (b) Transfer and Exchanges. The Company shall record this Warrant on a register to be maintained by the Company with its other books and records and from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms of the Securities Holders Agreement and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be canceled. Each such transferee shall succeed to all of the rights of the Holder with respect to this Warrant being so transferred; provided, that, in the event this Warrant is partially transferred, the Holder and such transferee shall hold rights in proportion to their respective interests in this Warrant. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of Common Shares.
     (c) Series of Warrants. This Warrant is one of a duly authorized issue of warrants for Common Shares and was purchased by the original Holder of this Warrant pursuant to the Note and Warrant Purchase Agreement.
     SECTION 2. Exercise.
     (a) Right to Exercise. At any time after the date hereof and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Election to Purchase, in the form attached hereto as Exhibit A and made a part hereof (the “Election to Purchase”), duly executed, and payment of the Exercise Price per share for the number of Common Shares to be purchased (the “Exercise Amount”), as specified in the Election to Purchase. The Exercise Amount may be paid by cash, check or wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Holder (including, without limitation, the outstanding principal of any Note and all accrued and unpaid interest thereunder), on a dollar-for-dollar basis based on the amount of outstanding principal and accrued and unpaid interest extinguished upon the surrender of such note or instrument. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day. Upon exercise of this Warrant, this Warrant shall be cancelled and disposed of by the Company (subject to issuance of a new Warrant if this Warrant is exercised in part). The Company shall keep copies of this Warrant and any notices given or received hereunder available for inspection by the Holder during normal business hours at its Principal Office.
     (b) Net Exercise of Warrant. In addition to the exercise of this Warrant pursuant to Section 2(a), this Warrant may be exchanged in whole or in part at any time or from time to time after the date hereof and prior to the close of business on the Expiration Date (the “Exchange Right”). Upon exercise of the Exchange Right, this Warrant and all rights of any Holder hereunder shall automatically terminate and expire (subject to issuance of a new Warrant if this Warrant is exercised in part) and the Company shall deliver to the Holder (without payment of any Exercise Price by the Holder) that number of Warrant Shares which is equal to the number of Warrant Shares issuable upon exercise of this Warrant at such time, less a number of Warrant Shares equal to the quotient obtained by dividing (x) the aggregate Exercise Price for the Warrant Shares in respect of which this Warrant is exercised at such time, by (y) the Fair Market Value Per Share of one share of Common Stock at such time.
     (c) Issuance of Shares. Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise in accordance with Section 2(a) or Section 2(b), the Holder shall be deemed to be the holder of record of Common Shares issuable upon such exercise, notwithstanding that certificates representing such Common Shares may not then be actually delivered. Upon such surrender of this Warrant and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates representing the number of Common Shares to which the Holder shall be entitled, subject to any reduction as provided in Section 2(b) for an exchange.
     (d) Automatic Exercise. To the extent this Warrant has not been previously exercised as to all of the Warrant Shares subject hereto, and if the Fair Market Value Per Share is greater than the Exercise Price immediately prior to the close of business on the Expiration Date or as of immediately prior to a Change of Control or an Initial Public Offering, then, upon the written election from the holders of at least a Majority in Interest, this Warrant and all rights of any Holder hereunder shall be deemed automatically exercised and shall terminate and expire at such time (even if not surrendered) pursuant to Section 2(c) without any further action on the part of the Holder. To the extent this Warrant or any remaining portion hereof at such time is deemed automatically exercised pursuant to this Section 2(d), the Company agrees to promptly notify the Holder hereof of the number of Warrant Shares the Holder is to receive by reason of such automatic exercise, which number of Warrant Shares shall be automatically reduced by a number of Warrant Shares equal to the quotient obtained by dividing (x) the aggregate Exercise Amount, by (y) the Fair Market Value Per Share of one share of Common Stock at such time.
     (e) Fractional Shares. The Company may, but shall not be required to, deliver fractions of a Common Share upon exercise of this Warrant. If any fraction of a Common Share would be deliverable upon an exercise of this Warrant, the Company shall, in lieu of delivering such fraction of a Common Share, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share determined as of the Business Day immediately preceding the date of exercise of this Warrant.

     (f) Partial Exercise. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof.
     SECTION 3. Payment of Taxes. The Company shall pay all stamp or similar taxes attributable to the initial issuance of Common Shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof, excluding any tax or taxes which may be payable because the transfer involved the issuance or delivery of any share certificates or other securities in a name other than that of the Holder in respect of which such Common Shares or securities are issued, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Holder requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.
     SECTION 4. Replacement Warrant. In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company.
     SECTION 5. Covenants of the Company.
     (a) Affirmative Actions to Permit Exercise and Realization of Benefits. If any Common Shares or other securities to be issued upon exercise of this Warrant require registration with or approval of any governmental authority under any federal, state or local law (other than securities laws) before such interests or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, use its commercially reasonable efforts to secure such registration or approval, as the case may be (including but not limited to filings required under the Hart Scott Rodino Antitrust Improvements Act).
     (b) Regulatory Requirements and Restrictions. In the event of any reasonable determination by the Holder that, by reason of any existing or future federal, state or local law, statute, rule, regulation, order, court or administrative ruling (collectively, a “Regulatory Requirement”), the Holder is effectively materially restricted or prohibited from holding this Warrant or the Warrant Shares (including any shares, membership interests or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under this Warrant, the Company shall, and shall use its commercially reasonable efforts to have its shareholders, take such action as the Holder and the Company shall jointly agree in good faith to be reasonably necessary to permit the Holder to comply with such Regulatory Requirement. The reasonable costs of taking such action, whether by the Company, the Holder or otherwise, shall be borne by the Company.
     (c) Validly Issued Shares. The Company covenants that all Common Shares that may be delivered upon exercise of this Warrant, assuming full payment of the Exercise Price (including those issued pursuant to Section 6 hereof), shall upon delivery by the Company be duly authorized and validly issued, fully paid and nonassessable, free from all stamp and similar taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever other than such security interests, encumbrances and claims granted by the Holder.
     (d) Reservation of Shares. The Company shall at all times provide for in its certificate of incorporation such number of duly authorized Common Shares, free of preemptive rights, as shall be sufficient to enable the Company to issue Common Shares upon exercise of this Warrant.
     (e) Certain Amendments. The Company will not, and will not permit or cause any of its Subsidiaries to, amend, modify or change any provision of their certificate or articles of incorporation, limited liability company agreement, bylaws or other similar governing document, or the terms of any class or series of its Capital Stock to the extent such amendment, modification or change would have an adverse effect on the Holder and benefit any Affiliate of the Company or any of its Affiliates.
     (f) Limitation on Certain Restrictions. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company to perform and comply with their respective obligations under this Warrant.
     SECTION 6. Adjustments to Exercise Price and Aggregate Number.
     Under certain conditions, the Exercise Price and the Aggregate Number are subject to adjustment as set forth in this Section 6.
     (a) Adjustments for Diluting Issues.
               (i) Adjustment upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the date hereof issue Additional Shares of Common Stock (as defined below) (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(a)(ii)) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
          EP2 = EP1 x (A + B) ÷ (A + C).
     For purposes of the foregoing formula, the following definitions shall apply:
          (1) “EP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;
          (2) “EP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

          (3) “A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock;
          (4) “B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and
          (5) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
     For purposes of this Section 6(a), “Additional Shares of Common Stock” shall mean all Common Shares issued (or, pursuant to Section 6(a)(ii), deemed to be issued) by the Company after the date hereof, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following (x) Options or (y) Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
          (1) Common Shares, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on Common Shares that is covered by Sections 6(b), (c), (d) or (e);
          (2) (1) up to 5,216 Common Shares, including Options therefor (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), outstanding as of the date hereof issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to the New Century Transportation, Inc. Amended and Restated Equity Incentive Plan of the Company (as amended and restated December 27, 2002), and (2) up to 3,000 Common Shares, including Options therefor (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), whether issued before or after the date hereof, issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to the New Century Transportation, Inc. 2006 Stock Incentive Plan of the Company;
          (3) Common Shares or Convertible Securities actually issued upon the exercise of Options outstanding as of the date hereof or permitted hereby or Common Shares actually issued upon the exercise, conversion or exchange of all or any portion of the Warrants or of Convertible Securities outstanding as of the date hereof or permitted hereby, in each case provided such issuance is pursuant to the terms of such Option, Warrants or Convertible Security; or
          (4) Common Shares, Options or Convertible Securities issued pursuant to the acquisition of another non-Affiliate corporation or similar entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Company.

               (ii) Deemed Issue of Additional Shares of Common Stock.
          (1) If the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
          (2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 6(a)(i), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (x) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (y) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
          (3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 6(a)(i) (either because the consideration per share (determined pursuant to Section 6(a)(iii)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the date hereof), are revised after the date hereof as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 6(a)(ii)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
          (4) Upon the expiration or termination of any unexercised, unconverted or unexchanged Option or Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 6(a)(i), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
          (5) If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Exercise Price provided for in this Section 6(a)(ii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 6(a)(ii)). If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Exercise Price that would result under the terms of this Section 6(a)(ii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made.
               (iii) Determination of Consideration. For purposes of Section 6(a), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:
                    (1) Cash and Property: Such consideration shall:

     A. insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;
     B. insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and
     C. in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors of the Company.
          (2) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(a)(ii) relating to Options and Convertible Securities, shall be determined by dividing:
     A. the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise, conversion or exchange of such Options or Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the exercise, conversion or exchange of such Convertible Securities, by
     B. the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such of Options or Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the exercise, conversion or exchange of such Convertible Securities.
               (iv) No Adjustment of Exercise Price. No adjustment in the Exercise Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the holders of at least a Majority in Interest that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

     (b) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Shares, the Exercise Price in effect immediately prior thereto shall be proportionately reduced, and, conversely, if the Company shall at any time or from time to time after the date hereof combine the outstanding Common Shares, the Exercise Price in effect immediately prior thereto shall be proportionately increased.
     (c) Adjustment for Dividends and Distributions.
               (i) In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable on the Common Shares in additional Common Shares, then and in each such event the Exercise Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:
          (1) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
          (2) the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.
               (ii) In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Common Shares in respect of outstanding Common Shares) or in other property and the provisions of clause (i) of this Section 6(c) do not apply to such dividend or distribution, then and in each such event provision shall be made so that the holder of this Warrant shall receive upon exercise thereof, in addition to the Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which it would have been entitled to receive had this Warrant been exercised for Common Shares on the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise of this Warrant, retained such securities receivable by it as aforesaid during such period, giving application to all adjustments called for during such period under this subsection with respect to the rights of the Holder of this Warrant.
     (d) Adjustments for Merger or Reorganization, etc. Without limitation of the Holder’s rights and the Company’s obligations under Sections 2(d) or 8, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Shares (but not this Warrant) are exercised for, converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 6(a) or 6(c)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, this Warrant shall thereafter be exercisable in lieu of the Warrant Shares into which it was exercisable prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of the Common Shares issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction, and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this Section 6 with respect to the rights and interests thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exercise of this Warrant.
     (e) Adjustments upon Other Events. In the event that at any time or from time to time the Company shall take any action of the type contemplated by the foregoing paragraphs of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of rights with equity features), then, unless in the reasonable opinion of the Company’s Board of Directors such action will not have an adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to adversely affect the rights of the Holder), the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.
     (f) Adjustment of Aggregate Number. Upon each adjustment of the Exercise Price pursuant to this Section 6, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares equal to an Aggregate Number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the Aggregate Number purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.
     (g) Notices; Miscellaneous.
               (i) Notice of Proposed Actions. In case the Company shall propose to effect any action which would require an adjustment under this Section 6, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which such transaction or other action is expected to take place and the date of participation therein by the holders of Common Shares, if any such date is expected to be fixed, or the date on which the transfer of Common Shares is expected to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Shares and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given at least fifteen (15) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares.
               (ii) Adjustment Notice. Whenever the Aggregate Number is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within ten (10) Business Days after the event requiring the adjustment) prepare a certificate signed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the Board of Directors of the Company in good faith determined, as applicable, the Fair Market Value Per Share, the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under this Section 6 hereof, the new Exercise Price and Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled. The Company shall promptly cause a copy of such certificate to be delivered to the Holder. In the case of any determination of Fair Market Value Per Share, such certificate shall be delivered to the Holder within the time period set forth in the definition of Fair Market Value Per Share and the Holder may object thereto as provided in such definition. Any other determination of fair market value shall be determined in good faith by the Board of Directors and be based upon an arm’s length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller. In the case of any such other determination of fair market value, the Holder may object to the determination of the Board of Directors of the Company, and any such objections shall be resolved, in accordance with the provisions of the definition of Fair Market Value Per Share. The Company shall keep at its Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of this Warrant (in whole or in part) if so designated by the Holder.
               (iii) The adjustments required by the preceding paragraphs of this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one one-hundredth of one dollar to or from the Exercise Price immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
               (iv) In computing adjustments under this Section 6, a fractional Exercise Price shall be rounded to the nearest one-hundredth of a dollar and fractional Common Shares shall be taken into account to the nearest one-thousandth of a share.

     SECTION 7. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share or interest exchange or dissolution, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be reasonably necessary or appropriate to protect the rights of the Holder against dilution or other impairment.
     SECTION 8. Put Options.
     (a) At any time, and from time to time, after the earliest of (i) November 19, 2014 or (ii) an Event of Non-Compliance (as defined below), upon the written election of the holders of a Majority in Interest, each holder of a Warrant or Warrant Shares shall have the right and option to require the Company to purchase from such holders (the “Put Option”) such Warrant and/or Warrant Shares for a cash purchase price equal to the Fair Market Value Per Share, as of the date of such purchase, for each such Warrant Share into which this Warrant shall have been exercised or for each Warrant Share into which this Warrant may be exercised (net, in the case of the unexercised Warrant, of the Exercise Price with respect to each underlying Warrant Share) (the “Put Purchase Price”); provided, that no holder shall have the right to exercise the Put Option until the payment in full in cash or securities acceptable to holders of the Bank Indebtedness of the Bank Indebtedness.
     (b) The Company shall make payment of the Put Purchase Price pursuant to any exercise of the Put Option within fifteen (15) Business Days of final determination of the Fair Market Value Per Share by wire transfer of immediately available funds to the account or accounts designated in writing by such Holder, and, upon payment of the Put Purchase Price, the holder of this Warrant and/or Warrant Shares shall deliver to the Company the certificate or certificates representing such Warrants or Warrant Shares.
     (c) Notwithstanding anything herein to the contrary, upon any Change of Control or Initial Public Offering and the written election of the holders of a Majority in Interest, each holder of any Warrants or Warrant Shares shall have the right and option to require the Company to purchase from such holders (the “Liquidity Event Put Option”) such Warrants and/or Warrant Shares for a price equal to the Fair Market Value Per Share for each such Warrant Share into which this Warrant shall have been exercised or for each Warrant Share into which this Warrant may be exercised (net, in the case of the unexercised Warrant, of the Exercise Price with respect to each underlying Warrant Share) (the “Liquidity Event Put Purchase Price”); provided, that no holder shall have the right to exercise the Liquidity Event Put Option until the payment in full in cash or securities acceptable to holders of the Bank Indebtedness of the Bank Indebtedness.
     (d) The Company shall make payment of the Liquidity Event Put Purchase Price immediately upon the closing or consummation of the Change of Control or Initial Public Offering in cash or, at the option of the holders of a Majority in Interest in their sole discretion, in the same consideration in the same proportions as the Company and/or its equity holders receive in the Change of Control or Initial Public Offering that is the subject of the Liquidity Event Put Option.

     SECTION 9. Securities Holders Agreement; Registration Rights Agreement.
     (a) This Warrant and, upon exercise of this Warrant, the Warrant Shares issued upon such exercise shall be deemed Securities (as defined in the Securities Holders Agreement) for all purposes of Securities Holders Agreement, and the Holder of this Warrant shall be fully bound by, entitled to the benefits of, and subject to, all of the covenants, terms and conditions of the Securities Holders Agreement as though an original party thereto and shall be deemed an Investor (as defined in the Securities Holders Agreement) for all purposes thereof. By acceptance of this Warrant, the Holder hereof agrees that such Holder is bound by the Securities Holders Agreement.
     (b) Upon exercise of this Warrant, the Warrant Shares issued upon such exercise shall be deemed Sponsor Registrable Securities (as defined in the Registration Rights Agreement) for all purposes of Registration Rights Agreement, and the Holder of this Warrant shall be fully bound by, entitled to the benefits of, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed an Investor (as defined in the Registration Rights Agreement) for all purposes thereof. By acceptance of this Warrant, the Holder hereof agrees that such Holder shall be bound by the Registration Rights Agreement upon exercise of this Warrant and receipt of the Warrant Shares therefor.
     (c) A copy of the Securities Holders Agreement and/or the Registration Rights Agreement may be obtained by the Holder hereof upon written request to the Company.
     SECTION 10. Events of Non-Compliance and Remedies.
     (a) Events of Non-Compliance. If the Company fails to keep and fully and promptly perform and observe in all material respects any of the terms or covenants contained herein or in the Notes or the Note and Warrant Purchase Agreement, within thirty (30) days from the earlier to occur of (A) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (B) an executive officer of the Company becoming aware of such failure, subject in each case to any applicable cure period (an “Event of Non-Compliance”), the Holder shall be entitled to the remedies set forth in Section 10(b) hereof.
     (b) Remedies. On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under this Warrant, the Notes, the Note and Warrant Purchase Agreement or applicable law, the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein or in the Notes or the Note and Warrant Purchase Agreement, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder; provided, that no holder shall have the right to exercise the Liquidity Event Put Option until the payment in full in cash or securities acceptable to holders of the Bank Indebtedness of the Bank Indebtedness.
     SECTION 11. Definitions.
     For purposes of this Warrant, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings (with, unless otherwise defined herein, terms defined in the singular having comparable meanings when used in the plural and vice versa):

     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or under common control with, such Person.
     “Bank Indebtedness” means obligations, liabilities and indebtedness of every nature of each of the Company and any other guarantor of all or any portion of the Bank Indebtedness from time to time owed to the administrative agent or any lender under the Senior Credit Agreement, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest accruing thereon (including, without limitation, interest accruing after the commencement of any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person (a “Proceeding”), without regard to whether or not such interest is an allowed claim) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding. Bank Indebtedness shall be considered to be outstanding whenever any loan commitment under the Senior Credit Agreement is outstanding.
     “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by law or executive order to be closed.
     “Capital Stock” means (i) with respect to any Person that is corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on a Person the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.
     “Change of Control” means at any time the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than NCT Acquisition LLC or any of its Affiliates is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the then outstanding Capital Stock issued by the Company the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even though the right so to vote may be or has been suspended by the happening of such contingency, or (ii) the replacement of a majority of the Board of Directors of the Company over a two (2) year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     “Common Stock” means the common stock with a par value of $.01 per share of the Company, authorized pursuant to the Company’s certificate of incorporation, as the same may be amended from time to time.
     “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly exercisable for, convertible into or exchangeable for Common Shares, but excluding Options and the Warrants.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.
     “Fair Market Value Per Share” means as of a particular date (a) the value ascribed to each share of Common Stock in an Initial Public Offering or a Change of Control or (b) in the absence of an Initial Public Offering or a Change of Control, (i) the fair market value of the Capital Stock of the Company based upon an arm’s length sale of the Company on such date (including its ownership interest in all Persons) as an entirety, such sale being between a willing buyer and a willing seller and determined without reference to any discount for minority interest, restrictions on transfer, disparate voting rights among classes of shares or membership interests or lack of marketability with respect to membership interests, divided by (ii) the aggregate number of outstanding Common Shares (assuming repayment of any securities of the Company that are senior in right of payment to Common Stock). In the absence of an Initial Public Offering or a Change of Control, the Fair Market Value Per Share shall be determined by a majority of the members of the Board of Directors of the Company, in good faith, within ten (10) Business Days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to the Holder. Such determination shall be binding on the Holder unless (x) the determination by the Board of Directors of the Company is not unanimous and (y) the Holder objects thereto in writing within ten (10) Business Days of receipt. In the event the Company and the Holder cannot agree on the Fair Market Value Per Unit within ten (10) Business Days of the date of the Holder’s objection, the Company and the Holder shall each select a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) to determine the Fair Market Value Per Unit. Any selection of an appraiser shall be made in good faith within seven (7) Business Days after the end of the last ten (10) Business Day period referred to above and any determination of Fair Market Value Per Unit by such appraisers shall be made within thirty (30) days of the date of selection. In the event that the difference between the Fair Market Value Per Unit determined by each of such appraisers is less than ten percent (10%), the Fair Market Value Per Unit shall be equal to the average of such Fair Market Values Per Unit, and each party shall bear the fees and expenses of the appraiser selected by it as set forth above. In the event that the difference between the Fair Market Values Per Unit determined by such appraisers is greater than ten percent (10%), a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) mutually selected by the appraisers selected by the Company and the Holder pursuant to the terms set forth above shall determine the Fair Market Value Per Unit, the fees and expenses of which shall be paid fifty percent (50%) by the Company and fifty percent (50%) by the Holder (and each party shall bear the fees and expenses of the appraiser selected by it as set forth above) unless such determination results in a Fair Market Value Per Unit more than one hundred ten percent (110%) of the Fair Market Value Per Unit initially determined by the Company, in which case such fees and expenses of the disinterested appraiser and the appraisers selected by the

Holder and the Company pursuant to the terms set forth above shall be borne by the Company. Any selection of a disinterested appraiser shall be made in good faith within ten (10) Business Days after the determination of the Fair Market Value Per Unit by the appraisers selected by the Holder and the Company, and the Holder and the Company shall instruct the disinterested appraiser to make its determination of Fair Market Value Per Unit within thirty (30) days of the date of selection.
     “Initial Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock (or, if the Company is reorganized or recapitalized for the purposes of such offering, of such substantially equivalent series of capital stock of the Company (or a holding company thereof)) for the account of the Company to the public.
     “Majority in Interest” means a majority of the Warrant Shares issuable upon exercise of the Warrants issued pursuant to the Note and Warrant Purchase Agreement.
     “Note and Warrant Purchase Agreement” means that certain Note and Warrant Purchase Agreement, dated as of November 19, 2009, by and among the Company and each of the investors listed on Exhibit A thereto, as the same may be amended, modified, supplemented or restated.
     “Notes” means those Senior Subordinated Promissory Notes issued under the Note and Warrant Purchase Agreement.
     “Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.
     “Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of any whatever nature and includes any successor (by merger or otherwise) of such entity.
     “Principal Office” means 45 East Park Drive, Westampton, New Jersey 08060, or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.
     “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of June 23, 2006, by and among the Company, NCT Acquisition LLC and the individuals designated as Investors on the signature pages thereto, as the same may be amended, modified, supplemented or restated.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
     “Securities Holders Agreement” means that certain Securities Holders Agreement, dated as of June 23, 2006, by and among the Company, NCT Acquisition LLC and the individuals designated as Investors on the signature pages thereto, as the same may be amended, modified, supplemented or restated.

     “Senior Credit Agreement” means that certain Credit Agreement, dated as of August 14, 2006, as amended December 1, 2006, June 29, 2007, February 13, 2008 and November 19, 2009 and as further amended, restated, supplemented or otherwise modified from time to time, among the Company, each of the guarantors identified thereto as may from time to time become or have become a party thereto, the lenders that may from time to time become or have become a party thereto, PNC Bank, National Association and Sovereign Bank, as co-syndication agents, Churchill Financial Cayman Ltd and CIT Capital Securities, LLC, as co-documentation agents, and Wachovia Bank National Association, as administrative agent, whether outstanding on the date hereof or hereafter created, to the lenders thereunder.
     “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of capital stock or other ownership interests having ordinary voting power (other than capital stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
     “Warrant Shares” means (a) the Common Shares issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other classes of shares or membership interests of the Company issuable upon exercise of this Warrant as a result of interest distribution, membership interest split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s shares or membership interests.
     “Warrants” means, collectively, this Warrant and those other warrants to purchase Common Stock issued under the Note and Warrant Purchase Agreement
     SECTION 12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in accordance with the provisions of the Note and Warrant Purchase Agreement.
     SECTION 13. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.
     SECTION 14. Amendment and Waiver. The Company may amend or supplement the Warrants, including this Warrant, with the written consent of the holders of at least a Majority in Interest; provided, that the provisos at the conclusion of each of Sections 8(a), 8(c) and 10(b) may not be amended without the prior written consent of the Required Lenders (as defined in the Senior Credit Agreement). After an amendment or supplement under this Section 14 or any waiver in accordance with the Warrants, including this Warrant, becomes effective, the Company shall mail to the holders of the Warrants, including this Warrant, affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity thereof. After an amendment or waiver becomes effective it shall bind every holder of

Warrants. The Company may place an appropriate notation about an amendment or waiver on any Warrant thereafter authenticated. The Company in exchange for all Warrants may issue new Warrants that reflect the amendment or waiver.
     SECTION 15. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     SECTION 16. Governing Law; Jurisdiction; Jury Trial Waiver; Etc.
     (a) This Warrant is to be construed and enforced in accordance with and governed by the laws of the State of New York and without regard to the principles of conflicts of law of such state.
     (b) THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.
     (c) THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS WARRANT, ANY RIGHTS OF OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY (I) CERTIFIES THAT NO HOLDER OR ATTORNEY OR OTHER REPRESENTATIVE OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE HOLDER HAS BEEN INDUCED TO PURCHASE THIS WARRANT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
     (d) FINAL JUDGMENT AGAINST THE COMPANY OR ANY HOLDER, IN ANY ACTION, SUIT OR PROCEEDING HEREUNDER SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (I) BY SUIT, ACTION OR PROCEEDING ON THE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY LIABILITY OF THE COMPANY OR ANY HOLDER THEREIN DESCRIBED OR (II) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE COMPANY OR ANY HOLDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL

PROCEEDING, TO ENFORCE A FINAL JUDGMENT AGAINST ANY HOLDER OR ANY OF ITS PROPERTIES OR THE COMPANY OR ANY OF ITS PROPERTIES, AS THE CASE MAY BE, IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE COMPANY OR ITS PROPERTIES MAY BE FOUND.
     SECTION 17. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
     SECTION 18. Entire Agreement. This Warrant is intended by the parties hereto as a final expression of their agreement and, together with the Note and Warrant Purchase Agreement and the applicable Note, is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Note and Warrant Purchase Agreement or the applicable Note. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     SECTION 19. Further Assurances. The Company shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant.
     SECTION 20. Survival of Provisions. Notwithstanding the full exercise by the Holder of its rights to purchase Common Shares hereunder, the provisions of this Warrant shall survive such exercise and the provisions of Sections 5(b) and 5(c) and 12 through 23 of this Warrant shall survive the Expiration Date.
     SECTION 21. Delays, Omissions and Indulgences. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.
     SECTION 22. Rights of Transferees. Subject to the Securities Holders Agreement, the rights granted to the Holder hereunder shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.
     SECTION 23. Rules of Construction. Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. The Company and the Holder each acknowledge that they have been represented by counsel in connection with this Warrant. The Company and the Holder have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises under any provision of this Warrant, this Warrant shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto as of the date below written.

DATED: NOVEMBER 19, 2009	NEW CENTURY TRANSPORTATION, INC.
	By:	/
		Name:	Brian J. Fitzpatrick
		Title:	Executive Vice President, Secretary and Chief Financial Officer

EXHIBIT A
NOTICE OF EXERCISE

To:

          1. The undersigned hereby represents that such holder is the registered holder of the attached Warrant, and pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to                      Common Shares (the “Exercise Amount”). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.
          2. The undersigned herewith tenders payment for such interests in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):
Exercise for Cash, Check, Wire Transfer or the surrender of Promissory Notes or other Instruments representing indebtedness of the Company to the undersigned
Cashless Exercise
          3. Please issue a certificate or certificates representing the interests issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

          4. If the Exercise Amount is less than all of the Common Shares purchasable hereunder, please issue a new warrant representing the remaining balance of such interests, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)

EXHIBIT D
PURCHASER WITHHOLDING EXEMPTIONS

EXHIBIT E
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NEW CENTURY TRANSPORTATION, INC.

To:	DEPARTMENT OF TREASURY
STATE OF NEW JERSEY
     Pursuant to the provisions of Sections 14A:9-1 and 14A:9-4 of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:
          (a) The name of the corporation is NEW CENTURY TRANSPORTATION, INC. (the “Corporation”).
          (b) The following amendment (the “Amendment”) to the Corporation’s Certificate of Incorporation was approved by the Corporation’s Board of Directors and duly adopted by the shareholders of the Corporation by written consent without a meeting in accordance with Section 14A:5-6 of the New Jersey Business Corporation Act on November 11, 2009:
RESOLVED, that Article THIRD of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows:
“THIRD: The aggregate number of shares which the Corporation shall have the authority to issue is 180,000 shares of common stock with par value of $.01 per share.”
          (c) The total number of shares of Common Stock outstanding at the time the Amendment was adopted and entitled to vote on the adoption of the Amendment was fifty-seven thousand three hundred seventy-five (57,375).
          (d) The number of shares of Common Stock voting for (pursuant to action by written consent without a meeting in accordance with Section 14A:5-6 of the New Jersey Business Corporation Act) and voting against such Amendment was:

	Number of Shares Voting	Number of Shares Voting
	For Amendment	Against Amendment
Common Stock	40,453	0

          (e) If this Certificate of Amendment has not been beforehand abandoned in accordance with Section 14A:9-6 of the New Jersey Business Corporation Act, this Certificate of Amendment shall become effective on December 1, 2009.
[signature page follows]

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of the                      of November, 2009.

NEW CENTURY TRANSPORTATION, INC.
By:
	Name:	Brian J. Fitzpatrick
	Title:	Executive Vice President, Secretary and Chief Financial Officer

EXHIBIT F

FORM OF CONFIRMATION IN RESPECT OF
NON-QUALIFIED STOCK OPTION AWARD AGREEMENTS
New Century Transportation, Inc.
45 East Park Drive
Westampton, New Jersey 08060
November                     , 2009
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c/o New Century Transportation, Inc.
45 East Park Drive
Westampton, New Jersey 08060

Re:	Confirmation in respect of Stock Option Agreement
Dear James:
     Reference is made to that certain Non-Qualified Stock Option Award Agreement, effective January 29, 2003 (the “Stock Option Agreement”), between you and New Century Transportation, Inc. (the “Company”) under the New Century Transportation, Inc. Amended and Restated Equity Incentive Plan.
     This letter agreement hereby confirms that you have exercised in full all Options granted under the Stock Option Agreement and that you have no further rights under the Stock Option Agreement to acquire any further equity or other ownership interest in the Company.

Yours truly,

Brian J. Fitzpatrick
Executive Vice President and Chief Financial Officer New Century Transportation, Inc.

Intending to be legally bound hereby, the
undersigned has executed this letter agreement as of
the date first above written.

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